SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 4, 2006

INTERNATIONAL SMART SOURCING, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-14753	11-3423157
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

320 Broad Hollow Road Farmingdale, New York		11735
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (631) 293-4650

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

          In connection with the Company’s initial public offering in 1999, the Company issued common stock purchase warrants pursuant to the terms of a Warrant Agreement dated April 23, 1999, as amended (the “Warrant Agreement”).

          Effective December 4, 2006, the Board of Directors of International Smart Sourcing, Inc. amended the Warrant Agreement.   Certain information regarding the amendment to the Warrant Agreement is set forth in Item 3.03 and is incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders

          Effective December 4, 2006, the Board of Directors of International Smart Sourcing, Inc. amended the Warrant Agreement to reduce the total exercise price of each of its publicly traded common stock purchase warrants (the “Warrants”)  from $4.85 (i.e., $ 0.97 per share of common stock) to $1.03092756 (i.e., $0.20 per share of common stock).   The Board also approved the extension of the expiration date for the Warrants by three years, from April 23, 2007 to April 23, 2010.

          A copy of  Amendment Number 2 to the Warrant Agreement is attached as Exhibit 4.1 to this report.  A copy of the press release announcing the reduction of the exercise price and extension of the expiration date of the Warrants is furnished as Exhibit 99.1 to this report.

Signatures

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 5, 2006

INTERNATIONAL SMART SOURCING, INC.

By:	/s/ DAVID HALE

David Hale Chairman of the Board of Directors, President

INDEX TO EXHIBITS

Exhibit No.	Description

4.1	Amendment No. 2, dated as of December 4, 2006, to Warrant Agreement
99.1	Press Release dated December 5, 2006